AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), between Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), and Carl O’Connell, an individual (“Employee”), is entered into effective as of February 17, 2017 (the “Effective Date”), and amends that certain Employment Agreement, effective as of October 6, 2016 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

1.               Job Title and Responsibilities. Section 1A of the Agreement is hereby amended in its entirety as follows:

The Company hereby employs Employee, and Employee hereby agrees to be employed, as Chief Executive Officer of the Company and its subsidiaries. Employee’s title and responsibilities may change during the course of Employee's employment with the Company, but the terms of this Agreement shall remain in full force and effect regardless of any change in Employee's title or responsibilities.

2.               Base Pay. Section 2A of the Agreement is hereby amended in its entirety as follows:

Commencing on the Effective Date, Company agrees to pay Employee gross annual compensation of $520,000 (the “Base Salary”), less usual and customary withholdings, which shall be payable in arrears in accordance with the Company’s customary payroll practices. In addition, Company agrees to pay Employee $12,822, representing the difference between the Base Salary and Employee’s prior base salary for the period beginning January 21, 2017, when Employee was named interim Chief Executive Officer, through the Effective Date. The Base Salary will be subject to normal periodic review at least annually, and such review will consider Employee’s contributions to the Company and the Company’s overall performance.

3.               Special Recognition Bonus. Not later than April 30, 2017, the Company will pay the Employee a special recognition bonus for 2016 of $85,000.

4.               Miscellaneous.

(a)            Continuing Validity. Except as expressly modified by this Amendment, the Agreement remains in full force and effect.

(b)            Counterparts. This Amendment may be executed in two or more counterparts and by electronic signature, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Amendment as of the date first written above.

EMPLOYEE	XTANT MEDICAL HOLDINGS, INC.

Print Name: Carl O’Connell	Print Name: John Gandolfo

Signature: /s/ Carl O’Connell	Signature: /s/ John Gandolfo

Title: Chief Financial Officer

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